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Exhibit 23.3

CONSENT OF JOHN T. BOYD COMPANY

        As mining and geological consultants, we hereby consent to the use by Rhino Resource Partners LP (the "Partnership") in connection with its Annual Report on Form 10-K for the year ended December 31, 2014 (the "Form 10-K"), and any amendments thereto, and to the incorporation by reference in the Partnership's Registration Statement on Form S-8 (No. 333-169714), and in the Partnership's Registration Statement on Form S-3 (File No. 333-199263) of information contained in our report dated January 6, 2015 in the Form 10-K. We also consent to the reference to John T. Boyd Company in those filings and any amendments thereto.

John T. Boyd Company
By:	/s/ RONALD L. LEWIS
	Name:	Ronald L. Lewis
	Title:	Managing Director and COO
Dated: March 9, 2015

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  Exhibit 23.3
CONSENT OF JOHN T. BOYD COMPANY